MARK IV INDUSTRIES, INC.

                    Prospectus Supplement dated May 8, 1998
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby amended and supplemented to amend certain information contained therein and to include additional Selling Holders as indicated in the following table:


                                                                                 Number of Shares of
                                          Aggregate Principal Amount             Common Stock Issuable
                                          of Notes Owned and that                Upon Conversion of Notes
Name of Selling Holder                    May Be Sold                            That May be Sold

Bear, Stearns & Co. Inc. (1)                 $39,350,000                                1,199,238
Forum Capital Markets LLC (2)                  1,000,000                                   30,476
GLG Global Convertible Fund (2)                2,000,000                                   60,952




------------------------
(1) Amended Information.
(2) Additional Selling Holder.